                                                                     EXHIBIT 1.1

                                6,000,000 SHARES

                              EXPRESS SCRIPTS, INC.

                              CLASS A COMMON STOCK

                                ($.01 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                          November [    ], 2000


CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.,
  As Representatives of the Several Underwriters
c/o Credit Suisse First Boston Corporation,
     Eleven Madison Avenue
     New York, N.Y.  10010-3629

Ladies and Gentlemen:

         1. Introductory. NYLIFE LLC, a Delaware limited liability company (the "Selling Stockholder"), proposes to sell to the Underwriters (as defined below) an aggregate of 6,000,000 shares (the "Firm Securities") of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Express Scripts, Inc., a Delaware corporation (the "Company"). Immediately prior to the sale of the Firm Securities to the Underwriters, NYLIFE Healthcare Management, Inc., a wholly owned subsidiary of the Selling Stockholder, will, through a series of transactions, transfer all of its 15,020,000 shares of outstanding Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") to the Company in consideration for the issuance by the Company of a like number of shares of Class A Common Stock, which shares shall have the same rights and preferences as all other outstanding shares of Class A Common Stock, and distribute such shares of Class A Common Stock to the Selling Stockholder (the "Reorganization"). The Selling Stockholder also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional shares of Class A Common Stock (the "Optional Securities") as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company and the Selling Stockholder hereby agree with each other and with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholder.

         (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

        (i) A registration statement on Form S-3 (No. 333-47572) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. The Company has complied with the conditions for the use of Form S-3 under the Act. If such registration statement (the "initial registration statement") has been declared effective, either (i) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule, and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule, and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commis-


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
    sion. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, and all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of Form S-3, including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

        (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, as of the First Closing Date and any Optional Closing Date, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement, and on the Effective Date of the Initial Registration Statement and as of the First Closing Date and any Optional Closing Date, the Prospectus, will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof. The documents incorporated by reference in the Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Offered Securities nor instituted proceedings for that purpose.

        (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statements and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statements and the Prospectus. The subsidiaries listed in Exhibit B hereto are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries taken as a whole). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit B hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and, other than as described in the Registration Statements and the Prospectus or as disclosed in writing to the Representatives, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Company or any of the Subsidiaries are outstanding.

        (iv) The outstanding shares of Common Stock of the Company (including the Offered Securities) have been duly authorized and validly issued, are fully paid and non-assessable. Neither the filing of any Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any


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
    rights for or relating to the registration of any shares of Common Stock. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

        (v) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the outstanding shares of Common Stock and the Offered Securities conform, in all material respects, to the description thereof contained in the Registration Statements. The form of certificates for the Offered Securities conforms to the corporate law of the jurisdiction of the Company's incorporation.

        (vi) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statements and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and operating data included or incorporated by reference in the Registration Statements and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

        (vii) PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statements and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

        (viii) There is no action, suit, claim or governmental or third-party payor audit (other than client audits in the ordinary course of business), investigation or other proceeding ("Proceeding") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties which if determined adversely to the Company or any of the Subsidiaries might individually or in the aggregate have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Prospectus, including, without limitation, any such Proceeding pursuant to federal or state laws or regulations (i) prohibiting the payment


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
    or receipt of remuneration for patient referrals, (ii) prohibiting the filing of false claims, (iii) prescribing conditions of participation for certification by the Medicare and Medicaid programs and state fund programs or standards for licensure or health planning approval or (iv) providing for reimbursement under the Medicare and Medicaid and state fund programs.

        (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (other than as described in the Registration Statements and Prospectus) hereinabove described, except for such properties disposed of in the ordinary course of business, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statements and Prospectus) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, with such exceptions as are not material.

        (x) The Company and the Subsidiaries have timely filed all material federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

        (xi) Since the date of the last audited financial statement included in the Registration Statements and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or adversely affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus. Except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included or incorporated by reference in the Registration Statements and the Prospectus.

        (xii) Neither the Company nor any of the Subsidiaries is, or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its corporate charter or by-laws, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, which default or violation (in the case of


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    (ii) and (iii) only) is of material significance in respect of the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. This Agreement has been duly authorized, executed and delivered by the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of a lien pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the charter or by-laws of the Company or any statute, rule regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

        (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Offered Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (xiv) The Company and the Subsidiaries own, possess or can acquire on reasonable terms adequate patents, patent rights, trade names, trademarks or copyrights and other intellectual property materially necessary to conduct the business now operated by them, or presently employed by them. To the best knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any Subsidiary.

        (xv) No labor dispute with the employees of the Company or any Subsidiary exists or, to the best knowledge of the Company, is imminent that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole.

        (xvi) Neither the Company nor, to the Company's best knowledge, any of its affiliates (as such term is defined in the Rules and Regulations) has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Offered Securities.


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        (xvii) Neither the Company nor any Subsidiary is, and after giving effect to the offer and sale of the Offered Securities will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

        (xviii) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses as presently conducted and the value of their respective properties and as is customary for companies engaged in similar industries.

        (xix) With respect to pension and welfare plans maintained by the Company and the Subsidiaries, each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; none of the Company and the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and the Subsidiaries would have any liability that is intended to be qualified under
    Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (xx) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

        (xxi) To the best knowledge of the Company, the Company and each of the Subsidiaries has conducted its business in material compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business, except as disclosed in the Prospectus and the Registration Statements. Without limiting the foregoing, except as disclosed in the Prospectus and the Registration Statements, (i) the Company is in compliance with the requirements of Section 13(b)(2) of the Exchange Act applicable to it and (ii) the Company and each of the Subsidiaries, and each of the professional employees of the Company and each Subsidiary, owns or possesses and is in compliance with the terms, provisions and conditions of all permits, licenses, franchises, operating certificates, orders, authorizations, registrations, qualifications, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments of any Authority (as hereinafter defined)) of any court, arbitrator or arbitral body, or any federal, state, local or foreign

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
    governmental agency or self-regulatory authority, department or commission, or any other board, bureau, review board, instrumentality or similar organization, domestic or foreign, or any applicable private accrediting organization (collectively, "Authority") (hereinafter collectively, "Permits") necessary to own and use the properties and assets of the Company and each of the Subsidiaries, respectively, and to conduct their respective businesses, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries taken as a whole; as to the Company and each Subsidiary, each such Permit of and from such Authorities is valid and in full force and effect and there is no Proceeding pending or, to the Company's knowledge, threatened (or any reasonable basis therefor) which may cause any such Permit of or from any Authority to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure to own or possess such Permit would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

        (xxii) To the best knowledge of the Company, each of the Company and the Subsidiaries and their respective officers and directors, and, to the best knowledge of the Company, persons who provide professional services under agreements with the Company and/or the Subsidiaries, have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1302a-7b or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, standards of accreditation applicable to the Company or the Subsidiaries or rules of professional conduct, which activities might reasonably be expected to result in sanctions (financial or otherwise) that would be material to the Company and the Subsidiaries taken as a whole.

        (xxiii) (A) To the best of the Company's knowledge, no person who immediately following any Closing Date will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001) in the Company of 10% or more (a "Major Investor"), and (B) to the best knowledge of the Company, no present subsidiary of such Major Investor other than the Company: (1) has had a civil monetary penalty assessed against it under 42 U.S.C. Section 1320a-7a; (2) has been excluded from participation under the Medicare program or under a state health care program as defined in 42 U.S.C. Section 1320a-7(h) (a "State Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R.
    Section 1001.2) of any of the following categories of offenses as described in 42 U.S.C. Section 1320a-7(a) or (b)(1), (2), (3):

            (a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program;

            (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

                (d) criminal offenses under federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

                (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

            (xxiv) To the best knowledge of the Company, except as disclosed in the Prospectus, there is no Medicare, Medicaid or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any Subsidiary.

            (xxv) The Offered Securities have been approved for listing on The Nasdaq National Market, subject to notice of issuance.

            (xxvi) As of the First Closing Date, there will be no shares of Class B Common Stock outstanding.

            (b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

            (i) the Selling Stockholder has been duly incorporated as a limited liability company, is validly existing as a limited liability company under the laws of the State of Delaware and has the limited liability company power and authority to own and sell its property and conduct its business.

            (ii) The Selling Stockholder, on each Closing Date hereinafter mentioned, will have valid and unencumbered title to the Offered Securities to be sold by the Selling Stockholder on such Closing Date and full right, power and authority to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on the Closing Date.

            (iii) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws and the rules and regulations of the NASD) and will not result in a breach of any of the terms and provisions of, or constitute a default under (x) the certificate of formation, operating agreement or any other organizational documents of the Selling Stockholder, (y) any indenture, mortgage, deed of trust or other document or instrument to which the Selling Stockholder is a party or (z) any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Stockholder, other than in the case of clauses (y) and (z), breaches or defaults which would not impair the ability of the Selling Stockholder to perform its obligations under this Agreement.

            (iv) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, neither the Initial Registration Statement nor, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, neither Registration Statements nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).

            (v) Neither the Selling Stockholder nor any of its affiliates (other than the Company or its subsidiaries, as to which the Selling Stockholder makes no representation) has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Offered Securities.

            (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

            3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $[ ] per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

            The Selling Stockholder will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Selling Stockholder, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at [ ], New York City time, on [ ], 2000, or at such other time not later than seven full business days thereafter as CSFBC and the Selling Stockholder determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in such form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at least 24 hours prior to the First Closing Date.

            In addition, upon written notice from CSFBC given to the Company and the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share of Class A Common Stock to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name on Schedule A bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Selling Stockholder.

                  Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days and no earlier than two full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Selling Stockholder, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in such form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at a reasonable time in advance of such Optional Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

                  5. Certain Agreements of the Company and the Selling Stockholder.

                  (a) The Company agrees with the several Underwriters that:

        (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

        (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's prior consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the Prospectus and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

        (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission (subject to Section 5(a)(ii)), at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

        (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

        (v) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Lead Managers requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York City time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

        (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

        (vii) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (a) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (b) from time to time, such other information concerning the Company as CSFBC may reasonably request.

        (viii) For a period of 90 days after the date of the commencement of the public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of the Common Stock or other capital stock of the Company or securities convertible into or exchangeable or exercisable for any shares of the Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC and Goldman, Sachs & Co., except that such 90-day restriction shall not prohibit (a) in the case of grants of employee stock options or other issuances of Class A Common Stock pursuant to the terms of a plan in effect on the date hereof, issuances by the Company of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (b) the Company from issuing shares of Class A Common Stock in private placements pursuant to
    Section 4(2) of the Act or in connection with any of the Company's existing strategic alliances, (c) the Company from publicly announcing its intention to issue, or actually issuing, shares of Class A Common Stock to shareholders of another entity as consideration for the Company's acquisition of, or merger with, such entity or (d) the Company from issuing shares of Class A Common Stock in connection with the Reorganization.

        (ix) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the Offered Securities, for any commercial travel and lodging expenses of the Company's officers and employees in connection with attending or hosting meetings with prospective purchasers of the Offered Securities [(it being understood that the cost of any chartered airplane will be split evenly between the Company and the Underwriters),] for any transfer taxes on the sale of the Offered Securities to the Underwriters and for expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

        (x) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

        (xi) In connection with the offering of the Offered Securities, neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        (xii) The Company will have obtained the approval of the Nasdaq National Market for the listing of the Offered Securities.

            (b) The Selling Stockholder agrees with the Company and the several Underwriters that:

        (i) The Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement.

        (ii) The Selling Stockholder agrees to deliver to CSFBC, attention:
    Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        (iii) For a period of 90 days after the date of the commencement of the public offering of the Offered Securities, the Selling Stockholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of its Common Stock or other capital stock of the Company or securities convertible into or exchangeable or exercisable for any shares of the Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC and Goldman, Sachs & Co., except that such 90-day restriction shall not prohibit (a) the Selling Stockholder from entering into (x) that certain forward purchase contract relating to the delivery of up to 3,450,000 shares of Class A Common Stock by the Selling Stockholder, to be dated as of the First Closing Date, between the Selling Stockholder and the Express Scripts Automatic Exchange Security Trust, and performing its obligations thereunder, (y) that certain Collateral Agreement, to be dated as of the First Closing Date, between the Selling Stockholder and The Chase Manhattan Bank, as collateral agent, and performing its obligations thereunder, and (z) any other agreements contemplated by the agreements described in clauses (x) and (y), and performing its obligations thereunder,
    (b) sales of shares of Class A Common Stock and other securities by the Selling Stockholder in connection with the Selling Stockholder's ownership and management (alone or together with others) of assets (x) held by it or its affiliates in a fiduciary or custodial capacity or (y) of third parties,
    (c) transfers of shares of Class A Common Stock by the Selling Stockholder to one or more of its affiliates or among affiliates of the Selling Stockholder and (d) transfers of Common Stock in connection with the Reorganization.

        (iv) In connection with the offering of the Offered Securities, neither the Selling Stockholder nor any of its affiliates (other than the Company and its subsidiaries, as to which the Selling Stockholder makes no covenant) will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein set forth, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

        (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

            (iii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company, who have responsibility for financial and accounting matters and other specified procedures up to a date no earlier than three business days prior to the date of this Agreement, nothing came to their attention that caused them to believe that:

                (A) the unaudited financial statements included in the
            Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such un-audited financial statements for them to be in conformity with generally accepted accounting principles;

                (B) at the date of the latest available balance sheet read by such accountants there was any change in capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the June 30, 2000 consolidated balance sheet included in the Prospectus, and at the last day of the month preceding the date of this Agreement, there was any change in the capital stock, increase in long-term debt or any decreases in stockholders' equity of the Company and its consolidated subsidiaries as compared with amounts shown on the June 30, 2000 consolidated balance sheet shown in the Prospectus; or

                (C) for the period from July 1, 2000 to September 30, 2000, there were any decreases, as compared with the corresponding period in the preceding year in the Company's net sales or in the total or per share amounts in the Company's income before extraordinary items or of the Company's net income; and, at the last day of the month preceding this Agreement, as compared with the corresponding period in the preceding year, there were any decreases in the Company's net sales, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur;

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries, subject to the internal controls of the Company's accounting system, or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

    For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

        (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

        (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the earnings, business, management, properties, assets, rights, operating condition (financial or other), or prospects of the Company and the Subsidiaries taken a whole which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
    (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to pro-ceed with completion of the public offering or the sale of and payment for the Offered Securities.

        (d) The Representatives shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett, substantially in the form of Exhibit D hereto.

        (e) The Representatives shall have received an opinion, dated such Closing Date, of Thomas M. Boudreau, Esq., Senior Vice President, General Counsel and Secretary of the Company, to the effect that:

            (i) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to conduct its business as described in the Registration Statements; each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions deemed material to its operations and listed on a schedule to such opinion; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record by the Company or a Subsidiary except as described in Exhibit B hereto; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding, except as otherwise described in the Registration Statements.

            (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus.

            (iii) Except as described in or contemplated by the Prospectus or as otherwise disclosed to the Representatives, to the knowledge of such counsel there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and, except as described in the Registration Statements, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to have any shares of Common Stock or other securities of the Company included in the Registration Statements or the right, as a result of the filing of the Registration Statements, to require registration under the Act of any shares of Common Stock or other securities of the Company.

            (iv) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statements or described in the Registration Statements or the Prospectus which are not so filed, incorporated by reference or described as required; the descriptions in the Registration Statements and the Prospectus of such contracts or other documents are accurate in all material respects and fairly present the information shown therein.

            (v) The descriptions in the Registration Statements and the Prospectus of legal and governmental proceedings are accurate in all material respects and fairly present the information shown therein.

            (vi) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations, except as set forth in the Prospectus.

            (vii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel or of any decree or order known to such counsel by any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, except where such conflict or breach would not have a material adverse effect on the Company or any of the Subsidiaries, taken as a whole, or the offer, sale, delivery or trading of the Offered Securities.

        In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that (i) each Registration Statement, or any amendment thereto, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, as of the date hereof and as of the First Closing Date or the Optional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules included or incorporated by reference therein).

        (f) The Representatives have received an opinion, dated such Closing Date, of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Selling Stockholder, substantially in the form of Exhibit E hereto.

        (g) The Representatives shall have received from McDermott, Will & Emery, special regulatory counsel to the Underwriters, an opinion dated the First Closing Date in form and substance satisfactory to them.

        (h) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, an opinion, dated the First Closing Date or the Optional Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (i) The Representatives shall have received on the First Closing Date or the Optional Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the First Closing Date or the Optional Closing Date, as the case may be, to the effect that each of them severally represents in his capacity as an officer of the Company as follows:

            (i) Each Registration Statement has become effective under the Act and no stop order suspending the effectiveness of any Registrations Statement has been issued and no proceedings for such purpose have been taken or are, to his best knowledge, contemplated by the Commission;

            (ii) The representations and warranties of the Company contained in
        Section 2 hereof are true and correct in all material respects as of such Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

            (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

            (iv) He has carefully examined each Registration Statement and the Prospectus and, in his opinion, as of the effective date of each Registration Statement, the statements contained in each Registration Statement and, as of the date of the Prospectus and as of such Closing Date, the statements contained in the Prospectus were true and correct in all material respects, and each Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of each Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Registration Statements or Prospectus which has not been so set forth in such supplement or amendment; and

            (v) Since the date of the most recent financial statements of the Company included in the Prospectus and Registration Statements, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or other-

        wise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

        (j) The Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

        (k) The Firm Securities and the Optional Securities, if any, shall have been approved for inclusion in the Nasdaq National Market subject to notice of issuance.

        (l) The Company has caused each executive officer and director listed on Exhibit C hereto to furnish to the Representatives, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or other capital stock of the Company or securities convertible into or exchangeable or exercisable for any shares of Common Stock owned by such person or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC and Goldman, Sachs & Co., for a period of 90 days after the date of the commencement of the public offering of the Offered Securities, except as may be provided otherwise in such letters ("Lockup Agreements"), subject to the exceptions set forth therein.

        (m) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

        (n) The Reorganization shall have been consummated and there shall be no shares of Class B Common Stock outstanding.

The Company and the Selling Stockholder will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        7. Indemnification and Contribution.

        (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable (x) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) of this Section 7 or (y) to any Underwriter pursuant to this Section 7(a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) results from such Underwriter's sale of Offered Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the Prospectus.

        (b) The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred and will not be liable to any Underwriter pursuant to this Section 7(b) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) results from such Underwriter's sale of Offered Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the Prospectus. The aggregate liability of the Selling Stockholder pursuant to this Section 7(b) and Sections 7(e), (f), (g) and (h) hereof shall in no event exceed in the aggregate the total proceeds to the Selling Stockholder for the Offered Securities sold by the Selling Stockholder as shown on the cover page of the Prospectus (the "Selling Stockholder's Proceeds") pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

        (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Selling Stockholder and their respective directors and officers and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the twelfth and thirteenth paragraphs under the caption "Underwriting".

        (d) The Company will indemnify and hold harmless the Selling Stockholder, its managers, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act against all losses, claims, damages or liabilities (or any actions or proceedings in respect thereof) to which the Selling Stockholder or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or any actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and will reimburse the Selling Stockholder and each such controlling person upon demand for all legal or other expenses reasonably incurred by the Selling Stockholder or such controlling person in connection with investigating or defending any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) or in responding to a subpoena or governmental inquiry related to the offering of the Offered Securities, whether or not the Selling Stockholder or such controlling person is a party to any such action or proceeding. However, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto naming the Selling Stockholder or any affiliate thereof or describing the Selling Stockholder's relationship with the Company, including the summary of the Stockholder and Registration Rights Agreement (as defined in the Prospectus) and the Asset Acquisition Agreement (as defined in the Prospectus) and the descriptions of the offering of the Trust Securities (as defined in the Prospectus) by the Selling Stockholder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (e) The Selling Stockholder will indemnify and hold harmless the Company, each of the directors of the Company and each of the officers of the Company who shall have signed the Registration Statements against all losses, claims, damages or liabilities (or any actions or proceedings in respect thereof) to which the Company or any such director or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or any actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made ; and will reimburse the Company and each director or officer upon demand for all legal or other expenses reasonably incurred by the Company or such director or officer in connection with investigating or defending any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) or in responding to a subpoena or governmental inquiry relating to the offering of the Offered Securities, whether or not the Company or such director or officer is a party to any such action or proceeding. However, the Selling Stockholder will be liable in each case to the extent, but only to the extent, that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statements, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein. Further, the aggregate liability of the Selling Stockholder pursuant to this Section 7(e) and Sections 7(b), (f),
(g) and (h) hereof shall in no event exceed the amount of the Selling Stockholder's Proceeds. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

        (f) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) through (e) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsections (a) through (e) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the com-mencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

        (g) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) through (e) above (other than as expressly provided therein and subject to the limitations and exceptions set forth therein), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection
(a) through (e) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (g). Notwithstanding the provisions of this subsection (g), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Stockholder shall not be required to contribute any amount in respect of any losses, claims or liabilities or amount paid in settlement greater than the excess of the Selling Stockholder's Proceeds over the amount paid by the Selling Stockholder under Sections 7(b) and (e) hereof or to contribute any amount in respect of losses, claims, damages or liabilities or amounts paid in settlement that the Selling Stockholder would not be obligated to indemnify under Sections 7(b) and (e) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (h) Subject to the following provisions of this Section 7(h), the Selling Stockholder hereby guarantees, irrevocably, absolutely and unconditionally, the full and prompt payment of any and all amounts as may be due from time to time from the Company pursuant to Section 7(a) and Section 7(g), provided, however, that (A) the Selling Stockholder shall have no obligation to make any payment pursuant to this Section 7(h) in respect of the reimbursement of any indemnified party for any expenses incurred unless such indemnified party shall first have demanded from the Company reimbursement of expenses to which such indemnified party is entitled and the Company shall have failed to make such payment within 30 days of such demand, and (B) the Selling Stockholder shall have no obligation to make any other payment to any indemnified party pursuant to this Section 7(h) unless such indemnified party shall first have demanded from the Company the full amount of the payment then due from the Company and the Company shall have failed to pay such amount owed to such indemnified party pursuant to Section 7(a) or Section 7(g) within 30 days after the earlier to occur of (i) a demand by the indemnified party for payment by the Company of such amount, which amount the Selling Stockholder agrees, whether by settlement or otherwise, is owed, or (ii) entry of a final judgment by a court of competent jurisdiction, from which the time period for filing an appeal has expired, against such indemnified party has remained unsatisfied by the Company; further provided, however, that after any Insolvency Event (as hereinafter defined), the Selling Stockholder shall be liable in accordance with this Section 7(h) without regard to the provisions set forth in the first proviso of this sentence. For purposes of this Section 7(h), an "Insolvency Event" shall have occurred when (i) the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment (or its equivalent) for the benefit of creditors; (ii) any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization, relief of debtors, moratorium, suspension of payments or similar laws relating to or affecting creditors' rights, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against, or the appointment of a receiver, trustee, custodian or similar official for, it or for any substantial part of its property) shall occur, or
(iii) the Company shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) of this sentence. Fur-thermore, the Selling Stockholder's payment obligations pursuant to this Section 7(h) shall in no event exceed the amount of the Selling Stockholder's Proceeds, less any amount paid by the Selling Stockholder under Sections 7(b), (e), (g) or
(j) in respect of any losses, claims, damages or liabilities or amounts paid in settlement that the Selling Stockholder would not be obligated to indemnify under Sections 7(b) and (e) hereof.

        (i) If the Selling Stockholder shall pay any amount due from the Company pursuant to Section 7(a) in accordance with the provisions of Section 7(h), the Selling Stockholder shall thereafter have full subrogation rights, for the entire amount of each amount so paid, against the Company. However, the Company will not be liable to the Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statements, any preliminary prospectus, the Prospectus or any amendment or supplement thereto naming the Selling Stockholder or any affiliate thereof or describing the Selling Stockholder's relationship with the Company, including the summary of the Stockholder and Registration Rights Agreement and the Asset Acquisition Agreement and the descriptions of the offering of the Trust Securities by the Selling Stockholder.

        (j) If both the Company and the Selling Stockholder are at fault, or if the Selling Stockholder is solely at fault, insofar as any losses, claims, damages or liabilities (or any actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, then notwithstanding anything to the contrary contained in this Section 7, as between the Company and the Selling Stockholder, the Selling Stockholder shall contribute to any indemnification required pursuant to Section 7(a) and the Selling Stockholder shall contribute to any amount payable by the Company pursuant to Section 7(g), in either case, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or any actions or proceedings in respect thereof). If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(d) or 7(e) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein or any amount paid in settlement thereof, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or settlement in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other hand. However, the aggregate liability of the Selling Stockholder pursuant to this
Section 7(j) and Sections 7(b), (e) and (g) hereof shall in no event exceed the Selling Stockholder's Proceeds, less any amounts paid by the Selling Stockholder under Sections 7(b), (e), (g) or (j) hereof in respect of losses, claims, liabilities or amounts paid in settlement that the Selling Stockholder would not be obligated to indemnify under Sections 7(b) or (e) hereof. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information included in reliance upon and in conformity with written information furnished to the Company specifically for use in the Registration Statements, any preliminary prospectus or the Prospectuses on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. This Section 7(j) is solely for the benefit of the Company and the Selling Stockholder and, to the extent expressed, any other persons entitled to claim indemnification pursuant to Section 7(d) or 7(e), and no other person shall acquire or have any right pursuant to or by virtue of this Section 7(j). This Section 7(j) shall not be construed as limiting or affecting in any manner the rights of the Underwriters under Sections 7(a), 7(g) or 7(h).

        (k) The obligations of the Company and the Selling Stockholder under this Section 7 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated, severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred by them in connection with the offering of the Offered Securities; provided, however, that if the purchase of the Offered Securities by the Underwriters is not consummated as a result of any action by the Selling Stockholder, the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred by them in connection with the offering of the Offered Securities.

        10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Investment Banking Department -- Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Express Scripts, Inc., 13900 Riverport Drive, Maryland Heights, Missouri 63043, Attention: Chief Financial Officer, or if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at NYLIFE LLC., 51 Madison Avenue, New York, New York 10010, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives collectively or by CSFBC will be binding upon all the Underwriters.

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Each of the Company and the Selling Stockholder hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [Signature Page Follows]

                  If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   NYLIFE LLC

                                   By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXPRESS SCRIPTS, INC.


                                   By:
                                          --------------------------------------
                                          Name:
                                          Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


By:
    ---------------------------------
      Name:
      Title:

                                   SCHEDULE A

                                                                  NUMBER OF
                                   UNDERWRITER                 FIRM SECURITIES
                                   -----------                 ---------------
   Credit Suisse First Boston Corporation...................      [       ]
   Goldman, Sachs & Co......................................      [       ]
   Banc of America Securities LLC...........................      [       ]
   Salomon Smith Barney Inc.................................      [       ]
   CIBC World Markets Corp..................................      [       ]
   [Names of other Underwriting Syndicate Members]..........      [       ]
   Total....................................................      6,000,000

                                    EXHIBIT A

1.       Diversified Pharmaceutical Services, Inc. (Minnesota)
2.       Express Scripts Sales Development Co. (Delaware)
3.       Express Scripts Vision Corporation (Delaware)
4.       IVTx, Inc. (Delaware)
5.       Value Health, Inc. (Delaware)
6.       YourPharmacy.com, Inc. (Delaware)
7.       ESI Mail Pharmacy Service, Inc. (Delaware)

                                    EXHIBIT B

Subsidiary                                                      State of Incorporation        D/B/A
Diversified Pharmaceutical Services, Inc.                       Minnesota                     None
Diversified NY IPA, Inc.                                        New York                      None
Diversified Pharmaceutical Services (Puerto Rico) Inc.          Puerto Rico                   None
ESI Canada, Inc.                                                New Brunswick, Canada         None
ESI Canada Holdings, Inc.                                       New Brunswick, Canada         None
Express Scripts Vision Corporation                              Delaware                      ESI Vision Care
IVTx, Inc.                                                      Delaware                      Express Scripts Infusion Services
Express Scripts Sales Development Co.                           Delaware                      None
Great Plains Reinsurance Company                                Arizona                       None
Practice Patterns Science, Inc.                                 Delaware                      None
Value Health, Inc.                                              Delaware                      None
ValueRx of Michigan, Inc.                                       Michigan                      None
YourPharmacy.com, Inc.                                          Delaware                      None
ESI Mail Pharmacy Service, Inc.                                 Delaware                      None
Express Scripts Specialty Distribution Services, Inc.           Delaware                      None
ESI Utilization Management Co.                                  Delaware                      None
ESI Claims, Inc.                                                Delaware                      None
607486 Alberta Ltd.                                             Alberta                       None

                                    EXHIBIT C


Officers:

Barrett A. Toan
Terrence D. Arndt
Stuart L. Bascomb
Thomas M. Boudreau
Mabel F. Chen
Robert W. Davis
Mark O. Johnson
Linda L. Logsdon
David A. Lowenberg
George Paz
Joseph W. Plum


Directors:

Howard I. Atkins
Gary G. Benanav
Frank J. Borelli
Judith E. Campbell
Barbara B. Hill
Richard M. Kernan, Jr.
Richard A. Norling
Frederick J. Sievert
Stephen N. Steinig
Seymour Sternberg
Howard L. Waltman
Gary E. Wendlandt
Norman Zachary

                                   EXHIBIT D


                                                                November -, 2000



Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Banc of America Securities LLC
Salomon Smith Barney Inc.
CIBC World Markets Corp.
    c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, NY 10010-3629


Ladies and Gentlemen:

         We have acted as counsel to Express Scripts, Inc., a Delaware corporation (the "Company") in connection with the purchase by you of an aggregate of 6,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of the Company from NYLIFE LLC (the "Selling Stockholder") pursuant to the Underwriting Agreement dated November -, 2000 between you, the Selling Stockholder and the Company (the "Underwriting Agreement").

         We have examined the Registration Statement on Form S-3 (File No. 333-47572) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); and the Company's prospectus dated October -, 2000 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, and June 30, 2000, Current Reports on Form 8-K dated February 10, 2000, March 3, 2000, April 24, 2000, June 23, 2000, July 21, 2000, October 17, 2000, October
18, 2000, and October 31, 2000 and the Description of Common Stock contained in the Registration Statement on Form 8-A dated May 12, 1992 (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We also have examined the

Underwriting Agreement and a specimen certificate representing the Class A Common Stock of the Company. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Our opinion that the Registration Statement has become effective under the Act is based on oral advice from the staff of the Commission to the effect that the Registration Statement has been declared effective.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

          2. All outstanding shares of the Company's Common Stock, including the Shares, have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

          3. The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

          4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          5. The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          7. The Registration Statement has become effective under the Act and the Prospectus was filed on October -, 2000 pursuant to Rule 424(b)___ of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

          8. There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of Company capital stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company's capital stock pursuant to the Company's Certificate of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

          9. The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 3 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), we participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP and with counsel to the Company. We did not prepare the Exchange Act Documents; however, we discussed the Exchange Act Documents with the Company and with counsel to the Company prior to their filing with the Commission. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of October -, 2000, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) we have no reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) as of its date or as of the date hereof contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                           Very truly yours,



                                           SIMPSON THACHER & BARTLETT